Exhibit 10.22

3328 - Kings Point

FIRST AMENDMENT
TO
PURCHASE AND SALE AGREEMENT
The First Amendment to Purchase and Sale Agreement (this “Agreement”) is entered into on December 14, 2012 by and between FIRST STATES INVESTORS 3300 B, L.P., a Delaware limited partnership, having an address c/o GKK Realty Advisors, LLC, 420 Lexington Avenue, 19th Floor, New York, NY 10170 (“Seller”), and NATIONAL FINANCIAL REALTY – WFB EAST COAST, LLC, a Delaware limited liability company, having an address c/o National Financial Realty, Inc., 21250 Hawthorne Boulevard, Suite 700, Torrance, CA 90503 (“Purchaser”).
W I T N E S S E T H :
WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Agreement dated as of November 6, 2012 (“Original Agreement”) the property located at 6646 W. Atlantic Avenue, Delray Beach, FL (“Property”); and
WHEREAS, Seller and Purchaser desire to amend the Original Agreement on the terms and conditions hereinafter set forth.
NOW, THEREFORE, the parties agree to amend the Original Agreement as follows:
1.    Contingency Approval Date.    Notwithstanding anything to the contrary in Original Agreement, the Contingency Approval Date set forth in Section 5.1(a) of the Original Agreement is hereby amended to mean 11:59 p.m. (California time) on Friday, December 21, 2012.
2.    Seller’s Initial Notice.    Notwithstanding anything to the contrary in the Original Agreement, Seller’s Initial Notice shall be delivered by Seller to Purchaser no later than 8:00 a.m. (California time) on Friday, December 21, 2012.
3.    Counterparts.    This Amendment may be executed and delivered (including by facsimile transmission or portable document format (PDF)) in one or more counterparts, each of which when executed shall be deemed to be an original, and all of which taken together shall constitute one ans the same agreement, with the same effect as if the signatures thereto and hereto were upon the same instrument.
4.    Governing Law.    This Amendment shall be governed by, and construed in accordance with, the laws of the State of California.
5.    No Modification.    Except as modified by this Amendment, all of the terms, covenants, conditions and provisions of the Original Agreement shall remain and continue unmodified, in full force and effect. From and after the date hereof, the term “this Agreement”

shall be deemed to refer to the Original Agreement, as amended by this Amendment. If and to the extent that any of the provisions of this Amendment conflict or are otherwise inconsistent with any provisions of the Original Agreement, the provisions of this Amendment shall prevail.
6.    Amendment.    This Amendment cannot be modified in any manner except by a written agreement signed by Seller and Purchaser.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by or on behalf of each of the parties as of the date first written above.

SELLER:

FIRST STATES INVESTORS 3300 B, L.P.,
a Delaware limited partnership

By:	/s/ David E. Snyder
David E. Snyder
Chief Financial Officer

PURCHASER:

NATIONAL FINANCIAL REALTY – WFB EAST
COAST, LLC,
a Delaware limited liability company

By:	National Financial Realty, Inc.
a California corporation
Its Manager

By:	/s/ Vincent E. Pellerito
Vincent E. Pellerito
President

[Signature Page to First Amendment to Purchase & Sale Agreement - 3328 - 6646 W Atlantic Avenue, Del Ray, FL]

Schedule 1
Purchase and Sale Agreement First Amendments (Standard Properties)

Property Name	State	Property Type	Rentable SF	Purchase Price	Purchaser
3331 - New Warrngtn Rd	FL	Office	21,205	$843,182	National Financial Realty - WFB East Coast, LLC
3328 - Kings Point	FL	Branch	15,890	$631,840	National Financial Realty - WFB East Coast, LLC